Exhibit 99.1

CARDIFF LEXINGTON CORPORATION ANNOUNCES LETTER OF INTENT FOR PROPOSED ACQUISITION OF LEADING MUSCULOSKELETAL HEALTHCARE PLATFORM

Proposed Combination Would Significantly Expand Cardiff Lexington’s Musculoskeletal and Ancillary Healthcare Operations

LEXINGTON, KY. — September 24, 2026 — Cardiff Lexington Corporation (OTC: CDIX) (“Cardiff Lexington” or the “Company”), a healthcare holding company focused on orthopedics, spine care, pain management and related healthcare services, today announced that it has entered into a letter of intent (“LOI”) with the owners of a multi-location musculoskeletal healthcare platform regarding a proposed business combination (the “Proposed Transaction”).

The acquisition target (the “Target”) operates an established comprehensive multi-location musculoskeletal healthcare platform serving patients in multiple states. The Company believes that the Proposed Transaction would substantially increase the scale of Cardiff Lexington’s healthcare operations and further the Company’s strategy of developing an integrated regional healthcare platform encompassing orthopedic and spine care, diagnostic imaging, physical therapy and other complementary related healthcare services.

Strategic Benefits

Cardiff Lexington believes the Proposed Transaction could create a significantly larger integrated musculoskeletal healthcare platform with opportunities to increase utilization of existing clinical infrastructure, expand ancillary services and pursue additional growth opportunities.

The LOI provides Cardiff Lexington with a 30-month option following closing to acquire, at appraised fair market value, certain healthcare facilities utilized by the Target, together with rights of first refusal thereafter. These rights extend to certain facilities currently under development.

“We believe this proposed combination has the potential to create a cornerstone regional healthcare platform for Cardiff Lexington as it is complimentary with and synergistic to our existing Nova organization, and moreover, will be a force multiplier in accelerating our strategic long term growth and expansion,” said its Chairman and CEO, Alex Cunningham. “The combination of an established physician-led clinical organization, complementary ancillary services and the opportunity for future ambulatory surgery center integration is closely aligned with our Nova Ortho and Spine operations and the healthcare strategy we are building.”

Proposed Transaction Structure

The Company would pay to the sellers an aggregate purchase price consideration of up to $104 million (the “Purchase Price”). Under the LOI, Cardiff Lexington would acquire the equity interests of the Target for consideration consisting principally of:

•	$30 million in cash at closing (before debt retirement, transaction costs, and escrow);

•	$10 million unsecured notes payable two years following closing;

•	Preferred equity based on the value attributed to the preferred equity under the LOI, resulting in the sellers collectively owning 35% of Cardiff Lexington’s fully diluted equity post-closing; and

•	Up to $12 million of additional Cardiff Lexington common stock tied to the Target achieving specified EBITDA performance thresholds for 2027, 2028, and 2029.

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The preferred equity would carry a non-participating 1x preference senior to Cardiff Lexington common stock, subject to potential seniority of securities issued to cash investors. The preferred equity may convert into Cardiff Lexington common stock upon a qualifying listing on a national securities exchange at a valuation greater than $120 million.

The transaction structure is intended to provide the sellers with significant continuing ownership in Cardiff Lexington and align the interests of the Target’s existing leadership with Cardiff Lexington and its shareholders following closing.

“This proposed transaction has been structured with the intent to create a long-term combination rather than simply an acquisition,” said Cunningham. “A substantial portion of the consideration remains invested in Cardiff Lexington, while additional consideration is tied directly to significant growth of the Target’s EBITDA. We believe this structure creates meaningful alignment and provides significant value among Cardiff Lexington shareholders, the sellers, management and our financing partners and is aligned with our longer-term growth strategy.”

Performance-Based Consideration

The LOI provides for three potential performance-based equity payments based on Target’s EBITDA in each of 2027, 2028 and 2029.

The sellers would be eligible to receive $4 million in Cardiff Lexington common stock if the Target’s 2027 EBITDA exceeds $15 million, an additional $4 million in Cardiff Lexington common stock if the Target’s 2028 EBITDA exceeds $18 million, and additional $4 million in Cardiff Lexington common stock if the Target’s 2029 EBITDA exceeds $22 million.

If an applicable EBITDA threshold is not achieved, the corresponding earnout would not be payable.

“The earnout structure reflects our combined management focus on profitable growth,” Cunningham said. “Additional consideration is earned only through achievement of significant operating performance thresholds.”

Continuing Leadership and Alignment

A key element of the Proposed Transaction is the continued participation of the sellers and the Target’s existing leadership in the combined organization.

Following closing, the sellers are expected to maintain significant continuing equity ownership in Cardiff Lexington and to assume new and continuing leadership, management, operational and governance roles within the combined organization. The Proposed Transaction is structured with the intent to retain the Target’s existing leadership, physicians and employees while integrating the organization into Cardiff Lexington’s broader healthcare platform.

Certain members of the Target’s existing leadership are expected to enter into long-term employment and management arrangements with Cardiff Lexington and assume expanded responsibilities within the combined organization. The Proposed Transaction also contemplates representation of the Target’s leadership on Cardiff Lexington’s Board of Directors following closing.

Cardiff Lexington intends to continue the employment of the Target’s existing employees and establish an equity-based management incentive program designed to retain and recruit key members of the Target’s management team.

Capital Structure and Financing

The LOI contemplates a post-closing capital structure under which Cardiff Lexington would maintain approximately $10 million of cash on its consolidated balance sheet, approximately $35 million of total indebtedness and approximately $25 million of accounts receivable.

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The Proposed Transaction contemplates the inclusion of new equity investment, conventional debt financing and remains subject to ongoing due diligence, underwriting, an independent quality-of-earnings review and other customary financing requirements. Cardiff Lexington has not yet obtained binding financing commitments for the Proposed Transaction, and there can be no assurance that financing will be available on acceptable terms or at all.

Due Diligence and Anticipated Closing

The parties have established a continuing due diligence period of up to 45 days following execution of the LOI. Cardiff Lexington will endeavor to complete due diligence and finalize acquisition documentation by October 30, 2026, with the LOI providing for a projected closing date of November 16, 2026, or earlier.

These dates represent current targets and are subject to completion of due diligence, financing, preparation of required financial statements, negotiation and execution of definitive agreements, required approvals and satisfaction of other closing conditions.

Following closing, Cardiff Lexington intends to engage a PCAOB-registered accounting firm to audit the Target’s financial statements for the two fiscal years ended December 31, 2024, and December 31, 2025, and review its financial statements for the six months ended June 30, 2026.

Important Transaction Information

The LOI does not create a binding obligation for the parties to consummate the Proposed Transaction. Certain provisions of the LOI, including provisions relating to working capital and accounts receivable, exclusivity, confidentiality and certain other matters, are binding.

The Target and its owners have agreed to a 45-day exclusivity period during which they generally may not solicit or negotiate a competing transaction.

Completion of the Proposed Transaction remains subject to due diligence, an independent quality-of-earnings review, financing, preparation and review or audit of required financial information, negotiation and execution of definitive agreements, required approvals and customary closing conditions.

There can be no assurance that definitive agreements will be executed, that Cardiff Lexington will obtain financing on acceptable terms, that the Proposed Transaction will close within the anticipated timeframe or on the terms contemplated by the LOI, or that the Proposed Transaction will be completed at all.

About Cardiff Lexington Corporation

Cardiff Lexington Corporation is a healthcare holding company focused on acquiring, developing and operating businesses in orthopedics, spine care, pain management and related healthcare services. Through its operating subsidiaries, Cardiff Lexington seeks to develop integrated regional healthcare platforms combining physician services with complementary ancillary services and healthcare assets.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws. These statements include, among others, statements concerning the Proposed Transaction; the contemplated consideration and financing; Cardiff Lexington’s anticipated post-closing capitalization; the potential issuance and conversion of equity securities; the Target’s potential future EBITDA and earnout performance; anticipated management and Board participation; the anticipated timing of the Proposed Transaction; potential acquisition of healthcare real estate; the anticipated benefits of the Proposed Transaction; and Cardiff Lexington’s growth and acquisition strategy.

Forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially. Such risks include the possibility that due diligence or the quality-of-earnings review could result in changes to the Proposed Transaction; financing may not be available on acceptable terms or at all; definitive agreements may not be executed; required approvals or closing conditions may not be obtained or satisfied; the Target may not achieve anticipated operating results; and other risks described in Cardiff Lexington’s filings with the Securities and Exchange Commission.

Readers should not place undue reliance on forward-looking statements. Cardiff Lexington undertakes no obligation to update such statements except as required by applicable law.

Investor Relations
Cardiff Lexington Investor Relations

investorsrelations@cardifflexington.com

(800) 628-2100 ext. 705

or

IMS Investor Relations

cardifflexington@imsinvestorrelations.com

(203) 972-9200

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